Exhibit 21.1

Subsidiaries and VIEs

Subsidiaries	Place of Incorporation
Dean Global Limited	British Virgin Islands
Jenyd Holdings Limited	Hong Kong
Xinjiang United Family Trading Co., Ltd.	PRC
George Chanson (NY) Corp.	New York
Chanson 23rd Street LLC	New York
Chanson 355 Greenwich LLC	New York
Chanson 1293 3rd Ave LLC	New York
Chanson 2040 Broadway LLC	New York
Chanson Management LLC	Delaware
Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	PRC
Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	PRC
Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	PRC
Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	PRC
Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	PRC

Variable Interest Entities	Place of Incorporation
Urumqi Midong District George Chanson Bakery	PRC
Shayibake District Yining Rd. George Chanson Bakery	PRC
Changji George Chanson Bakery	PRC
Tianshan District Xinhua North Rd. George Chanson Bakery	PRC
Tianshan District Xinmin Rd. George Chanson Bakery	PRC
Tianshan District Minzhu Rd. George Chanson Bakery	PRC
Tianshan District Jianquan No.3 Rd. George Chanson Bakery	PRC
Tianshan District Jiefang North Rd. George Chanson Bakery	PRC
Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	PRC
Xinshi District Changchun South Rd. George Chanson Bakery	PRC
Xinshi District Beijing Middle Rd. United Family Chanson Bakery	PRC
Xinshi District Suzhou East Rd. Chanson Bakery	PRC
Xinshi District South No.3 Rd. Chanson Bakery	PRC
Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	PRC
Shayibake District Youhao South Rd. Chanson Bakery	PRC
Shuimogou District South Nanhu Rd. George Chanson Bakery	PRC
Xinshi District Hebei East Rd. George Chanson Bakery	PRC
Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	PRC
Shayibake District Karamay West Rd. Chanson Bakery	PRC
Shayibake District Qitai Rd. Hemeijia Chanson Bakery	PRC
Tianshan District Qingnian Rd. Chanson Bakery	PRC
Xinshi District Liyushan North Rd. Hemeijia Bakery	PRC
Xinshi District Changchun North Rd. Chanson Bakery	PRC
Shayibake District Youhao North Rd. Chanson Coffee Bakery	PRC
Tianshan District Jiefang North Rd. Chanson Coffee Bakery	PRC
Tianshan District Wenhua Rd. Chanson Coffee Bakery	PRC
Tianshan District Minzhu Rd. Heimeijie Coffee and Food Store	PRC
Tianshan District Cuiquan Rd. George Chanson Bakery	PRC
Tianshan District Cuiquan Rd. Coffee and Food Store	PRC
Xinshi District Changchun North Rd. Chanson Coffee and Food Store	PRC
Tianshan District Wenhua Rd. Chanson Coffee and Food Store	PRC
Urumqi Economics and Technology Development District Toutunhe Chanson Coffee and Food Store	PRC
Tianshan District Dongquan Rd. United Family Chanson Bakery	PRC
Tianshan District Dongquan Rd. United Family Bakery	PRC
Shuimogou District Wenquan North Rd. United Family Chanson Bakery	PRC
Xinshi District Changchun South Rd. United Family Bakery	PRC
Xinshi District Changsha Rd. United Family Chanson Bakery	PRC
Xinshi District Yingbin Rd. United Family George Chanson Bakery	PRC
Xinshi District Suzhou East Rd. United Family Chanson Bakery	PRC
Shuimogou District Hongguangshan Rd. Chanson Bakery	PRC
Xinshi District Beijing South Rd. George Chanson Bakery	PRC